Exhibit 99.1
Fannie Mae 2007 Q1-Q3 10-Q Investor Summary November 9, 2007

These materials present tables and other information about Fannie Mae, including information contained in Fannie Mae's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007. These materials should be reviewed together with the 2007 Q1-Q3 Form 10-Qs, copies of which are available on the company's Web site at www.fanniemae.com under the "Investor Relations" section of the Web site. More complete information about Fannie Mae, its business, business segments, financial condition and results of operations is contained in the 2006 Form 10-K, and 2007 Form 10-Qs, which also includes more detailed explanations and additional information relating to the information contained in this presentation. Footnotes to the included tables have been omitted.

Current Highlights Continue to hit key milestones With this filing, we are a current filer ahead of our February 2008 goal 2007 Q1-Q3 10-Qs - 11/9/07 2006 10-K - 8/16/07 2005 10-K - 5/2/07 2004 10-K with Restated Historical Results - 12/6/06 This filing caps a period of significant organizational progress Remediation of almost all SOX material weaknesses Better positioned for relief from capital surplus requirement and portfolio cap Administrative expense initiatives are on target It has been a tough year and market, which is reflected in our financial results We are not immune from market impacts Markets experienced declines in national home prices causing significantly higher credit expenses - weak economies in Midwest (MI, OH, IN), overheated markets correcting (CA, NV, AZ, FL) Lower net income due to continued lower margin and changes in fair value associated with market dislocations and higher expected credit losses The market did present opportunities Single-family/Multifamily growth/market share gains Higher guaranty fees Wider OAS spreads (but opportunity to capitalize limited by capital surplus requirement and portfolio cap) We are well positioned to reaffirm our vital role and mission - supporting liquidity and stability in the secondary mortgage market and contributing to the availability and affordability of housing in the U.S. 1

2007 Q1-Q3 Results Net income available to common stockholders decreased to $1.1 billion, a $1.9 billion or 63% decrease Administrative expenses decreased to $2.0 billion from $2.2 billion Mortgage credit book of business grew 10% from year-end 2006 (13% annualized) to $2.8 trillion Credit-related expenses increased to $2.0 billion from $0.5 billion Average effective guaranty fee rate increase was strong, increasing to 22.0 bps in Q1-Q3 2007 from 20.9 bps in Q1-Q3 2006 Losses on certain guaranty contracts increased to $1.0 billion from $0.2 billion reflecting a deteriorating credit market outlook and goals-oriented business Core capital was $41.7 billion as of September 30, 2007, $2.3 billion above our OFHEO-designated 30% capital surplus requirement, reflecting earnings, dividend payments, and $0.1 billion of net preferred redemption Estimated fair value of net assets (non-GAAP), excluding capital transactions, declined by $7.0 billion as of September 30, 2007, or 16% from December 31, 2006 Credit loss ratio, excluding the impact of SOP 03-3, increased to 4.0 bps for Q1-Q3 (5.0 bps in the third quarter of 2007), driven by a weaker housing market 2 2007 Q1-Q3 results reflect a tough market environment, and significant remediation efforts. Relative to 2006 Q1-Q3:

2007 Q1-Q3 Financial Results by Segment

(Dollars in millions)	2007 Q1-Q3	2007 Q3	2007 Q2	2007 Q1	2006 Q1-Q3	2006 Q3	2006 Q2	2006 Q1	2007 Q1-Q3 vs. 2006 Q1-Q3	2007 Q3 vs. 2006 Q3
Net Revenues [(1)]										
Single-Family	$ 4,970	$ 1,734	$ 1,632	$ 1,604	$ 4,363	$ 1,566	$ 1,410	$ 1,387	$ 607	$ 168
HCD	$ 301	$ 87	$ 113	$ 101	$ 300	$ 89	$ 97	$ 114	$ 1	$ (2)
Capital Markets	$ 2,630	$ 691	$ 980	$ 959	$ 4,279	$ 1,191	$ 1,339	$ 1,749	$ (1,649)	$ (500)
Total	**$ 7,901**	**$ 2,512**	**$ 2,725**	**$ 2,664**	**$ 8,942**	**$ 2,846**	**$ 2,846**	**$ 3,250**	**$ (1,041)**	**$ (334)**
Net Income										
Single-Family	$ 305	$ (186)	$ 136	$ 355	$ 1,636	$ 529	$ 532	$ 575	$ (1,331)	$ (715)
HCD	$ 370	$ 97	$ 110	$ 163	$ 324	$ 89	$ 89	$ 146	$ 46	$ 8
Capital Markets	$ 834	$(1,310)	$ 1,701	$ 443	$ 1,495	$ (1,247)	$ 1,437	$ 1,305	$ (661)	$ (63)
Total	**$ 1,509**	**$(1,399)**	**$ 1,947**	**$ 961**	**$ 3,455**	**$ (629)**	**$ 2,058**	**$ 2,026**	**$ (1,946)**	**$ (770)**

- Net Income decreased to $1.5 billion, a $1.9 billion or 56% decrease from 2006 Q1-Q3 levels.
- Single-Family net revenues increased to $5.0 billion, up 14%. Net income declined to $0.3 billion, down 81% from Q1 – Q3 2006. Key drivers included higher losses on certain guaranty contracts, higher credit expenses and higher credit enhancement expenses, offset partially by an 18% increase in guaranty fee income.
- Net income for the HCD business segment increased to $370 million, up 14% from Q1-Q3 2006 resulting primarily from an increase in loan prepayment and yield maintenance fees from higher liquidations.
- Our Capital Markets group generated $0.8 billion in net income, down 44% from Q1-Q3 2006, as the spread between the yield on assets and yield on debt continued to compress, in-line with expectations.

(1) Includes net interest income, guaranty fee income, trust management income, and fee and other income

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2007 Q1-Q3 Income Statement by Segment Q1-Q3 2007 Income Statement Single- Family Net interest income (expense) Guaranty fee income (expense) Losses on certain guaranty contracts Trust management income Investment gains (losses), net Derivatives fair value losses, net Debt extinguishment gains, net Losses from partnership investments Fee and other income Administrative expenses (Provision) benefit for credit losses Other expenses Income (loss) before federal income taxes and extraordinary losses Provision (benefit) for federal income taxes Income before extraordinary losses Extraordinary losses, net of tax effect Net income Full Diluted EPS Q1-Q3 2007 $ 293 4,015 (1,023) 433 (46) - - - 229 (1,108) (1,771) (558) 464 159 305 - $ 305 HCD Capital Markets Total Q1-Q3 2006 Income Statement Single- Family HCD Capital Markets Total $ (303) 326 (15) 27 - - - (527) 251 (420) 1 (17) (677) (1,047) 370 - $ 370 $ 3,455 (891) - - (56) (891) 72 - 66 (490) - (8) 1,257 420 837 (3) $ 834 $ 3,445 3,450 (1,038) 460 (102) (891) 72 (527) 546 (2,018) (1,770) (583) 1,044 (468) 1,512 (3) $ 1,509 $ 1.17 Net interest income (expense) Guaranty fee income (expense) Losses on certain guaranty contracts Trust management income Investment gains (losses), net Derivatives fair value losses, net Debt extinguishment gains, net Losses from partnership investments Fee and other income Administrative expenses Provision for credit losses Other expense Income (loss) before federal income taxes and extraordinary gains Provision (benefit) for federal income taxes Income before extraordinary gains Extraordinary gains, net of tax effect Net income Full Diluted EPS Q1-Q3 2006 $ 765 3,406 (175) --- 73 - - - 192 (1,113) (356) (285) 2,507 871 1,636 - $ 1,636 $ (237) 381 (6) --- - - - (579) 156 (423) (12) (1) (721) (1,045) 324 - $ 324 $ 4,879 (819) - --- (831) (854) 158 - 219 (713) - (1) 2,038 554 1,484 11 $ 1,495 $ 5,407 2,968 (181) --- (758) (854) 158 (579) 567 (2,249) (368) (287) 3,824 380 3,444 11 $ 3,455 $ 3.16 4 (Dollars in millions)

Consolidated Financial Results

Fannie Mae
Total Corporate

(Dollars in millions)	2007 Q1-Q3	2007 Q3	2007 Q2	2007 Q1	2006 Q1-Q3	2006 Q3	2006 Q2	2006 Q1
	2007				**2006**			
Net interest income	$ 3,445	$ 1,058	$ 1,193	$ 1,194	$ 5,407	$ 1,528	$ 1,867	$ 2,012
Guaranty fee income	3,450	1,232	1,120	1,098	2,968	1,084	937	947
Trust management income	460	146	150	164	—	—	—	—
Fee and other income	546	76	262	208	567	234	42	291
Net revenues	**7,901**	**2,512**	**2,725**	**2,664**	**8,942**	**2,846**	**2,846**	**3,250**
Losses on certain guaranty contracts	(1,038)	(294)	(461)	(283)	(181)	(103)	(51)	(27)
Investment gains (losses), net	(102)	136	(594)	356	(758)	550	(633)	(675)
Derivatives fair value gains (losses), net	(891)	(2,244)	1,916	(563)	(854)	(3,381)	1,621	906
Losses from partnership investments	(527)	(147)	(215)	(165)	(579)	(197)	(188)	(194)
Administrative expenses	(2,018)	(660)	(660)	(698)	(2,249)	(761)	(780)	(708)
Credit-related expenses	(2,039)	(1,200)	(518)	(321)	(457)	(197)	(158)	(102)
Other non-interest expense	(242)	(87)	(56)	(99)	(40)	(29)	5	(16)
Income (loss) before federal income taxes and extraordinary gains (losses)	1,044	(1,984)	2,137	891	3,824	(1,272)	2,662	2,434
Benefit (provision) for federal income taxes	468	582	(187)	73	(380)	639	(610)	(409)
Extraordinary gains (losses), net of tax effect	(3)	3	(3)	(3)	11	4	6	1
Net income (loss)	**$ 1,509**	**$ (1,399)**	**$ 1,947**	**$ 961**	**$ 3,455**	**$ (629)**	**$ 2,058**	**$ 2,026**
Diluted earnings (loss) per common share	**$ 1.17**	**$ (1.56)**	**$ 1.86**	**$ 0.85**	**$ 3.16**	**$ (0.79)**	**$ 1.97**	**$ 1.94**

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Selected Financial and Operating Statistics 6 Ratios: 2007 Q1 2006 2005 2004 Return on assets ratio 0.39% 0.42% 0.63% 0.47% Return on equity ratio 10.1 11.3 19.5 16.6 Equity to assets ratio 4.9 4.8 4.2 3.5 Dividend payout ratio 47.2 32.4 17.2 42.1 Average effective guaranty fee rate (bps) 21.8 21.8 21.8 21.4 Credit loss ratio * (bps) 2.1 1.0 1.0 2007 Q2 0.86% 22.6 4.8 26.8 21.5 2007 Q3 (0.72)% (19.4) 4.7 NA 22.8 5.0 2007 Q1-Q3 0.18% 4.8 4.8 120.4 22.0 4.0 * Note: Credit loss ratio for all periods excludes the impact of SOP 03-3, which requires that loans purchased out of MBS trusts be marked to fair value at the time of acquisition. 3.8 3.2

Selected On- and Off-Balance Sheet Data and Capital 7 0 10,000 20,000 30,000 40,000 2003 2004 2005 2006 2007Q3 $mm $mm Total Stockholders' Equity 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 2003 2004 2005 2006 2007Q3 Total Assets 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 2003 2004 2005 2006 2007Q3 Mortgage Credit Book $mm 0 10,000 20,000 30,000 40,000 2003 2004 2005 2006 2007Q3 Core Capital $mm

Net Interest Yield 8 Key Driver: Replacement of low cost maturing debt with higher cost debt 0.000% 0.200% 0.400% 0.600% 0.800% 1.000% 1.200% 1.400% 1.600% 1.800% 2.000% 2004 2005 2006 2007 Q1 2007Q2 2007Q3

Derivative Fair Value & Purchased Options Premiums Data Money spent or received to purchase options Money spent to terminate derivatives 9 Net cash exchanged on interest rate swaps Change primarily due to decrease in 5-yr swap rate between 12/31/06 and 9/30/07 Changes in Risk Management Derivative Assets (Liabilities) at Fair Value, Net Q3 2007 Q2 2007 Q1 2007 2006 Beginning net derivative asset Effect of cash payments: Fair value at inception of contracts entered into during the period Fair value at date of termination of contracts settled during the period Periodic net cash contractual interest payments (receipts) Total cash payments (receipts) Income statement impact of recognized amounts: Periodic net contractual interest income (expense) accruals on interest rate swaps Net change in fair value during the period Derivatives fair value gains (losses), net (1) Ending net derivative asset $ 3,725 (1) 112 (779) (668) 34 (577) (543) $ 2,514 (1) Reflects net derivatives fair value gains (losses) recognized in our condensed consolidated statement of income, excluding mortgage commitments. $ 4,372 (7) (106) 1,066 953 (111) (1,489) (1,600) $ 3,725 $ 5,253 (6) (40) (1,183) (1,229) 95 (2,308) (2,213) $ 1,811 $ 2,514 162 (30) 771 903 64 1,772 1,836 $ 5,253 (Dollars in millions)

Key Accounting Treatment – SOP 03-3

- MBS trust agreements and our servicing guide together require that, prior to modification of an existing seriously delinquent loan, Fannie Mae must purchase that loan out of the trust.
- We adopted SOP 03-3 on January 1, 2005. SOP 03-3 requires that, when we purchase a seriously delinquent loan from an MBS trust, we record that loan at the lower of the acquisition price or fair value. If the fair value is less than the acquisition price, this difference is immediately charged-off against our reserve for guaranty losses, and therefore increases the amount we must provide for credit losses.
- Our estimate of fair value is based upon an assessment of what a third party would pay for such seriously delinquent loans, given current market conditions. Current market prices reflect wide credit spreads for a variety of reasons including diminished market liquidity, a high credit risk premium, constrained industry servicing capacity, and higher expected credit losses.
- If a loan purchased out of a trust subsequently cures, the SOP 03-3 loss accretes into net interest income over the life of the loan. SOP 03-3 will therefore increase reported net interest income over the contractual life of the loan. Our past experience demonstrates that the majority of delinquent loans purchased from MBS trusts subsequently cure or pay off. [1]
- If a loan purchased out of a trust goes to foreclosure, the resulting charge-off is calculated with respect to the lowered (due to the prior SOP 03-3 charge) cost basis of the loan, thereby reducing the charge-off on that date.

Dollars in Millions	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2007	Rate	2006	Rate	2007	Rate	2006	Rate
Charge-offs, net of recoveries	$ 838	12.3 bp	$ 104	1.7 bp	$ 1,222	6.2 bp	$ 330	1.8 bp
Foreclosed property expense	113	1.7 bp	52	0.8 bp	269	1.3 bp	89	0.5 bp
Less excess of purchase price over fair value of delinquent loans purchased from trusts	(670)	(9.9) bp	(37)	(0.6) bp	(805)	(4.1) bp	(153)	(0.8) bp
Impact of SOP 03-3 on charge-offs and foreclosed property expense	62	0.9 bp	20	0.4 bp	113	0.6 bp	56	0.3 bp
Credit Losses	$ 343	5.0 bp	$ 139	2.3 bp	$ 799	4.0 bp	$ 322	1.8 bp

(1) Our cure rate has declined in recent periods and may decline further. Accretion of past SOP 03-3 charges into net interest income is not included in the table, and did not have a material impact on net income or net interest yield in 2006 or the first three quarters of 2007.

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Key Accounting Treatment – Losses on Certain Guaranty Contracts

- If a guaranty has a negative fair value, we record that "Day 1 Loss" at the time of acquisition through "losses on certain guaranty contracts". If a guaranty has positive fair value, the gain is deferred and recognized over the life of the contract. We expect the vast majority of our MBS transactions to generate positive economic returns. For most CUSIPs with Day 1 Losses, expected losses are still less than expected revenues.
- Our guaranty liability is based upon an estimate of the compensation a third party would require to bear that obligation. This estimate includes expected credit losses, administrative costs, and a profit margin. The required profit margin is a function of credit spreads, which have widened substantially in 2007.
- Per GAAP, back-end credit enhancement is not included in our estimate of our guaranty liability.
- While we negotiate contracts based on overall economics, GAAP requires that we account for guaranty assets and liabilities at the MBS issuance or CUSIP level. A single contract (with positive total fair value) can create several Fannie Mae MBS securities, some of which have positive fair values, others of which have negative fair values.
- Day 1 losses are accreted into our guaranty fee income over the life of the contract.

Financial Impact of Losses on Certain Guaranty Contracts

	2007 Q1-Q3	2007 Q3	2007 Q2	2007 Q1	2006
Losses on Certain Guaranty Contracts Recognized	$ (1,038)	$ (294)	$ (461)	$ (283)	$ (439)
Increase in Current Period Guaranty Fees from Accretion of Prior Losses on Certain Guaranty Contracts	$ 327	144	91	92	330
Net Impact of Losses on Certain Guaranty Contracts on Current Period Pre-Tax Income	$ (711)	$ (150)	$ (369)	$ (191)	$ (109)

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Guaranty Fee Analysis 12 Guaranty fee income/average effective guaranty fee rate, excluding certain fair value adjustments and buy-up impairment Net change in fair value of buy-ups and guaranty assets (1) Buy-up impairments Guaranty fee income/average effective guaranty fee rate Average outstanding Fannie Mae MBS and other guaranties Fannie Mae MBS issues 2007 Q3 2007 Q2 2007 Q1 2006 Amount Rate (bps) Amount Rate (bps) Amount Rate (bps) Amount Rate (bps) 22.0 (0.2) 21.8 $ 4,212 (38) 4,174 1,915,457 481,704 21.8 - - 21.8 $ 1,100 2 (4) 1,098 2,017,471 132,423 Consists of the effect of the net change in fair value of buy-ups and guaranty assets from portfolio securitization transactions subsequent to January 1, 2007 $ 1,235 - (3) 1,232 2,163,173 171,204 22.8 - - 22.8 21.2 0.3 - 21.5 $ 1,104 17 (1) 1,120 2,080,676 149,879 (Dollars in millions)

Credit Costs 13 Higher credit loss ratio (excluding the impact of SOP 03-3), primarily due to continued weakness in the Midwest region of the U.S. and national decline in home prices Credit Losses/Book of Business (bps) * FY 2003 FY 2004 FY 2005 FY 2006 Q1-Q3 2007 Single-Family Serious Delinquency Rate (%) 0 0.5 1.0 1.5 2.0 2.5 YE 2003 YE 2004 YE 2005 YE 2006 September 2007 Credit Enhanced Total Non-Credit Enhanced 0 2 3 4 1 * Note: Credit loss ratios presented in this chart exclude the impact of SOP 03-3

Administrative Expenses Elevated due to costs associated with our efforts to return to current financial reporting and an increase in our ongoing operating costs. 14 2007 Q3 2007 Q2 2007 Q1 2006 2005 2004 Salaries and Employee Benefits $ 356 $ 1,219 $ 959 $ 892 Professional Services 246 1,393 792 435 Occupancy Expenses 59 263 221 185 Other Administrative Expenses 37 201 143 144 Total Administrative Expenses $ 698 $ 3,076 $ 2,115 $ 1,656 $ 349 216 57 38 $ 660 $ 362 192 64 42 $ 660 (Dollars in millions)

Investment Gains/(Losses), Net 15 Other-than-temporary impairment of investment securities $ (3) $ (853) $ (1,246) $ (389) Lower-of-cost-or-market adjustments on HFS loans (3) (47) (114) (110) Gains (losses) on Fannie Mae portfolio securitizations, net 49 152 259 (34) Gains on sale of investment securities, net 287 106 225 185 Unrealized gains (losses) on trading securities, net 45 8 (415) 24 Other investment losses, net (19) (49) (43) (38) Investment gains/(losses), net $ 356 $ (683) $ (1,334) $ (362) 2007 Q3 2007 Q2 2007 Q1 2006 2005 2004 $ - (115) (11) 28 (474) (22) $ (594) $ (81) 3 (65) 99 249 (69) $ 136 (Dollars in millions)

2007 Q3 2007 Q2 2007 Q1 2006 2005 2004 Fee and Other Income 16 Transaction fees $ 124 $ 136 $ 152 Technology fees 216 223 214 Multifamily fees 292 432 244 Foreign currency exchange gains (losses) (230) 625 (304) Other 457 110 98 Fee and other income $ 208 $ 859 $ 1,526 $ 404 $ 262 $ 76 (Dollars in millions) $31 $34 $35 66 59 (133) 53 70 81 9 68 63 88 (64) 86 Note: Amounts for prior periods have not been conformed to current year's presentation.

Change in Estimated Fair Value of Net Assets (Non-GAAP)

FannieMae

(Dollars in millions)	2007 Q3	2006	2005
Balance as of December 31 of prior year	$42,901	$42,199	$40,094
Capital transactions:			
Common dividends, common share repurchases and issuances, net	(1,279)	(1,030)	(943)
Preferred dividends, redemptions and issuances	(472)	(511)	(486)
Capital transactions, net	(1,751)	(1,541)	(1,429)
Change in estimated fair value of net assets, excluding capital transactions	(6,973)	2,243	3,534
Increase/(decrease) in estimated fair value of net assets, net	(8,724)	702	2,105
Balance as of period end	$34,177	$42,901	$42,199

Estimated fair value of net assets, has decreased by $8.7 billion, $7.0 billion net of capital transactions

Key Drivers:

- Capital transactions of $1.8 billion, principally dividends to holders of common and preferred stock.
- A decrease in the estimated fair value of our net guaranty assets, including related tax assets, of approximately $4.5 billion, driven primarily by the decline in home prices that occurred for the first nine months of 2007, expectations of further declines, and increases in credit spreads.
- A significant widening of mortgage-to-debt spreads caused a decline of approximately $4.5 billion to $5.0 billion in the fair value of our net assets.
- Economic earnings of the corporation partially offset the above items.

The estimated fair value of our net assets (non-GAAP) represents the estimated fair value of total assets less the estimated fair value of total liabilities. We reconcile the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP) in the Appendix.

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APPENDIX The following sets forth a reconciliation of the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP). A more detailed reconciliation is contained in Table 21 of the 2006 Form 10-K, and table 15 of the 2007 third quarter 10-Q. Represents fair value increase of $4.0 billion to total assets of $839.8 billion less a fair value increase of $9.7 billion to total liabilities of $799.7 billion. (2) Represents fair value increase of $1.6 billion to total assets of $843.9 billion less a fair value increase of $0.2 billion to total liabilities of $802.3 billion. (3) Represents fair value increase of $1.9 billion to total assets of $834.2 billion, plus a fair value decrease of $1.0 billion to total liabilities of $794.7 billion. (Dollars in millions) Estimated Fair Value of Net Assets, net of tax effect (non-GAAP)............................... Fair value adjustments................................. Total Stockholders' Equity (GAAP)...................... As of December 31, Appendix $ 42,901 (1,395) $ 41,506 $ 42,199 (2,897) $ 39,302 18 (2) (3) $ 34,177 5,745 $ 39,922 2006 2005 9/30/2007 (1) As of